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                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

The Participation Agreement dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), Ameritas Life Insurance Corp. (prior to a merger effective after the close of business April 30, 2007, the LIFE COMPANY was Ameritas Variable Life Insurance Company), a Nebraska life insurance company ("LIFE COMPANY"), and Ameritas Investment Corp. ("UNDERWRITER"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A is deleted and replaced with Schedule A on the following page.

The effective date of this Amendment is November 3, 2008.

All other provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative.

AMERITAS LIFE INSURANCE CORP. (FORMERLY
AMERITAS VARIABLE LIFE INSURANCE COMPANY)


By: /s/ Robert C. Barth
    ---------------------------------
Name:  Robert C. Barth
Title: Sr. Vice President


AMERITAS INVESTMENT CORP.


By: /s/ Cheryl C. Heilman
    ---------------------------------
Name:  Cheryl C. Heilman
Title: Vice President


AIM VARIABLE INSURANCE FUNDS


By: /s/ John M. Zerr
    ---------------------------------
Name:  John M. Zerr
Title: John M. Zerr


INVESCO AIM DISTRIBUTORS, INC.


By: /s/ John S. Cooper
    ---------------------------------
Name:  John S. Cooper
Title: President

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                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I shares

AIM V.I. Dynamics Fund
AIM V.I. International Growth Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Small Cap Equity Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     AMERITAS VARIABLE SEPARATE ACCOUNT V
     AMERITAS VARIABLE SEPARATE ACCOUNT VA-2

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     AMERITAS VARIABLE SEPARATE ACCOUNT V
          4010 - Overture Applause!
          4016 - Overture Applause! II
          4018 - Overture Encore!
          4065 - Overture Bravo!
          4020 - Corporate Benefit VUL
          4022 - Overture Ovation!
          4024 - Overture VIVA
          4101 - Protector hVUL
          4003 - Excel Performance VUL

     AMERITAS VARIABLE SEPARATE ACCOUNT VA-2
          4782 - Overture Annuity II
          4784 - Overture Annuity III
          4786 - Overture Annuity III-Plus
          4882 - Overture Acclaim!
          4884 - Overture Accent!
          4888 - Overture Medley